Exhibit 13(b)

CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
THE SARBANES-OXLEY ACT

Theresa Noriega-Lum, Chief Executive Officer, and Monique Labbe, Chief Financial Officer of The China Fund, Inc. (the “Fund”), each certify that:

1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Theresa Noriega-Lum
Theresa Noriega-Lum
Chief Executive Officer of The China Fund, Inc.

Date: July 8, 2022

By:	/s/ Monique Labbe
Monique Labbe
Chief Financial Officer of The China Fund, Inc.

Date: July 8, 2022